UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

GUSHEN INC.

(Exact name of Registrant as specified in its charter)

Nevada	47-3413138
(State of Incorporation)	(I.R.S. Employer Identification No.)

The Troika, Lot 202 Level 2, Tower B, 19 Persiaran KLCC, The Troika, 50450, Kuala Lumpur, Malaysia
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None.

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be Registered

Common Stock, par value $0.0001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the “Registrant,” the “Company,” “we,” “our” or “us” means Gushen, Inc.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1. Business.

Business Overview

Gushen, Inc., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on March 9, 2015.

Gushen, Inc. is a holding Company operating through its wholly owned subsidiary, Gushen Holding Limited.

Gushen Holding Limited was incorporated in Seychelles, however at this time any and all physical operations take place in Hong Kong initially and now in Malaysia.

On August 5, 2016, the Company acquired a Hong Kong company, namely Gushen Credit Limited, with a money lender license registered according to Cap163 Money Lenders Ordinance of Hong Kong. Due to the keen competition and high rental expense in Hong Kong, on April 27, 2017, the Company decided to dispose the asset for a consideration of $105,000 and ceased the business in Hong Kong.

On April 28, 2017, the Company, through its subsidiary Gushen Holding Limited, sold two (2) ordinary shares of Gushen Credit Limited to a third party, representing 100% of ownership for a consideration of $0.26. The Company with effect from April 28, 2017, ceased to carry on money lending business in Hong Kong.

Gushen is a developmental stage company that intends to provide managerial and IT support to start-ups as well as SME (small and medium enterprises) to assist them in their early stages of operations as they expand and grow their own company. The Company attempts to assist the SMEs which are recently established and at an early stage of operations, but will not participate in board of the SMEs or making business decision.

Gushen will attempt to assist companies that are just getting off the ground and that are at an early stage of operations, but will not rule out business that are a little further along. The primary purpose behind focusing on companies at this early stage of development will be for Gushen to establish and nurture long-term lasting relationships with our clients as they grow and develop. Gushen will target companies located in Malaysia.

For business activities, the Company offers the following IT and managerial services to clients:

●	Information systems planning and design

●	Computer hardware and software evaluation

●	Selection and implementation of various technologies

●	Internet and web site strategy

●	Alternative to hiring full-time IT professionals

●	Guidance and counsel related to management and business operations

●	Assistance related to effective cost control

●	Handling of minor business dilemmas

●	Provision of education and training to clients’ staff

●	Advisory to clients’ existing human resources department

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Business plan

One of the largest hurdles for a new company to overcome on their path to profitability is inexperienced management. Many business owners have excellent ideas and a certain area of expertise, but that does not mean that they have the business experience to properly operate and head towards long term success without assistance. Gushen intends to provide that assistance in terms of the human capital necessary to cultivate the business and operations of clients so that they may reach a higher level of success and profitability.

Gushen intends to provide business and technology services and solutions to capital and commodity market participants, intermediaries and regulators. Our offerings will help our clients to grow and enhance their organizations, create robust and transparent infrastructures, manage operating costs, and foster innovation.

In order to achieve these goals Gushen intends to hire select candidates from a pool of highly qualified individuals with the experience and competency needed to succeed in a constantly changing business environment. In particular, the Company will focus upon individuals who are bilingual in order to allow us to conduct operations both domestically and internationally. We believe that focusing upon a single nation is a mistake as business continue their push towards globalization. Gushen, Inc. intends to retain relevance by offering services to businesses of as many foreign countries as possible. In the interest of attracting and maintaining this diverse personnel Gushen intends to use job seeker websites and various other internet job search engines to fill the vacant positions within the company.

Business activities

IT support services

“A lower-level, in-house IT salary ranges from $50,000 to $80,000 with salaries considerably higher for specialized techs,” said Jason Kelly, director of customer success at security firm KnowBe4. “The break point for a company to hire an in-house IT person usually kicks in between 25 and 50 staff.”

We believe one of our most important services will be our small business IT support program. While it would be ideal to have IT professionals in-house to help with day-to-day computer support issues, it would also be prohibitively costly for many smaller companies. Gushen offers an affordable alternative to hiring full-time IT professionals. Whether you need an IT support tech to diagnose a problem, or want expert IT management to develop a technology path forward for the company, Gushen intends to hire highly skilled information technology professionals who can serve as your business’ IT team without the prohibitive costs associated with a full-time employee. We plan to provide top-tier, certified small business tech support without the high costs and hassle of managing things in-house. Our IT consulting services may include, but will not be limited to, information systems planning and design, computer hardware and software evaluation, selection and implementation of various technologies, and internet and web site strategy.

Managerial support

Our primary area of assistance will almost invariably be providing managerial assistance to our clients. There will likely be other areas of assistance included in every agreement but this is the one area around which all of our other services will revolve. Managerial assistance in these instances means, among other things, that through our directors, officers and employees we will provide significant guidance and counsel regarding the management, operations, business objectives, and policies of our client companies. That can include the preparation and implementation of business and marketing plans if desired. We will also place a heavy emphasis upon the operations process and workflow analysis. Oftentimes with a bit of direction from an experienced source a new company will skip the awkward learning stage commonly associated with an owner new to the business environment figuring out how to conduct operations. With Gushen such worries will be alleviated by our planned skillful and professional team of individuals who can provide assistance to companies in virtually every field of business.

Gushen intends to assist any future clients through various methods beyond just capital support, although that may be included. The Company believes that through offering exemplary service and professional assistance that we will be able to reduce the costs incurred by our clients and accelerate their progress towards bringing their business to the public marketplace. This will be done primarily through managerial assistance, marketing resources, and technological collaboration. In addition, Gushen intends to teach clients how to explore cost effective manners of achieving their goals and thereby increase profitability and save capital that could best be used to suit their other business purposes.

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Many smaller companies face the largely unanticipated hurdle of dealing with minor business dilemmas not associated with their core business operations. This can include providing services like receipt of letters and envelops, mailing, scheduling, accounting and payroll, preparation of minutes or resolutions, etc. Of course it is not limited to these examples, but overall the minor everyday details that can go into operating a small business are often completely unanticipated and business owners are not prepared to deal with them. Gushen intends to provide the support for these clients and assist them in these everyday processes, or if desirable may even opt to handle these minor details for our clients.

Sometimes just educating a managerial staff is not adequate to meet the high level of requirements many businesses in particularly competitive environments demand. In these cases, and upon request by other smaller business entities, we will assist with the education and training of various members of our clients’ staff so that they may achieve the level of competence required to perform their tasks optimally. This will most likely be accomplished through connecting the employee with a third party educational institution, assisting with the selection of coursework and tailoring the program to the needs of the individual and company as a whole.

For our more mid-sized clients we anticipate it will be necessary to shift our focus from broad managerial training to more specialized services. To this end we will have a unique offering in place to advise, and improve upon, the company’s existing human resources department. Unfortunately, so many companies fail because of lawsuits, human rights violations, harassment of various nature, and any number of offenses that could be prevented by a well informed and prepared human resources department. Through providing the tools necessary for human resources to educate their employees, and the knowledge base our future staff will provide to help human resource departments handle emerging problems in the most effective and expedient manner for their parent company we hope to minimize work related incidents and help our clients focus upon what should be most important: their business.

In some cases, all that’s stopping a company from achieving the next level of profitability is the simple fact that they are struggling to raise the funds needed to progress their business. We know it can be intimidating to use a crowd funding source where shares of a company are sold to investors, but here at Gushen we aim to educate our clients and help them see why this may be the ideal solution to address all of their capital requirements. Our director’s know how to get a business on a crowd funding intermediary, how to ensure that management retains control of the company no matter how much common stock is sold, and how to maximize the profits of any equity offering. Our staff will be able to simplify the process significantly, and help any company make a strong attempt at meeting their capital requirements. At present, however, we do not have a formalized process through which we will take our clients on a crowdfunding platform and our assistance will be limited to an advisory capacity.

It should be noted we are not engaging in any crowdfunding business and will not be profiting off of any monies raised through our future clients’ potential crowdfunding campaigns. We may, however, in an advisor capacity, assist future clients with listing their companies on such platforms in order to raise funds. The knowledge our current officers and directors have of crowdfunding is very limited and limited only to the research that they have conducted through online search engines as to how crowdfunding works on varying platforms. Our involvement as advisors to our future clients relating to crowdfunding is aspirational in nature.

In short, Gushen is essentially going to be a one stop shop for all the needs of a growing or emerging business. We intend to assist by providing managerial training, IT support, education and training of staff, and so much more. In the ever evolving global marketplace it’s important to take any advantage you can to get your company’s name out there. While many competitors are struggling to find their footing and develop their path to success, here at Gushen we’ve done all the heavy lifting already and can give any existing business a leg up above the competition with the assistance of our skilled, highly educated, and professional staff of business experts.

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Marketing

In order to be successful and acquire clients, Gushen intends to use various online marketing platforms to spread awareness of our services and find interested customers. In addition, we may use more traditional methods by placing advertisements in print and paper magazines and newspapers. Once a sizeable client base has been acquired it is important that every single one feel that they are a priority to our Company and to that end we intend to increase our staff as our workload increases in order to ensure that every customer is receiving exemplary service and sufficient attention for their varying needs.

Competition

The industry in which Gushen competes is highly competitive. Many Companies offer similar services to assist with management and IT support. We may be at a substantial disadvantage to our competitors who have more capital than we do to carry out operations and marketing efforts. We hope to maintain our competitive advantage by utilizing the experience, knowledge, and expertise of our current staff as well as offering exemplary our customer service.

Seasonality

Our business is not subject to seasonality.

Customers

For the year ended April 30, 2017, the Company has not generated any revenue.

Employees

As of April 30, 2017 we have three employees, who are our directors of the Company.

Currently, our Officers and Directors each have the flexibility to work on our business up to 25 to 30 hours per week.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers or director.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development and execution of our business operations.

Government regulation

We are subject to the laws and regulations of the jurisdictions in which we operate, which may include business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Item 1A. Risk Factors.

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

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Risks Relating to Our Company and Our Industry

We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

Technology is constantly undergoing significant changes and evolutions and it is imperative that we keep up with an ever changing technological landscape in order to ensure the continued viability of our IT support services.

Our industry is categorized by rapid technological progression and ever increasing innovation. While we believe ourselves to have the competency to aid our clients in all aspects of IT support we will need to constantly work on improving our current assets in order to keep up with technological advances that will almost certainly occur. Should we fail to do so our business may be adversely affected and in the worst possible scenario we may have to cease operations altogether if we do not adapt to the constant changes that occur in the way business is conducted.

We currently operate exclusively through are wholly owned subsidiary, Gushen Holding, Limited, a Company incorporated in Seychelles, which at this time operates in Hong Kong. Because the rights of shareholders under Seychelles and Hong Kong law differ from those under U.S. law, you may have difficulty protecting your shareholder rights.

We conduct all of our business operations through our wholly owned subsidiary Gushen Holding Limited, a Seychelles Company that operates in Hong Kong. The rights of shareholders and the responsibilities of management and the members of the board of directors under both Seychelles and Hong Kong law are different from those applicable to a corporation incorporated in the United States. As a shareholder you may have difficulty protecting your shareholder rights since our wholly owned subsidiary, which we operate through exclusively through at this time, is not a U.S. Company.

U.S. investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon U.S. federal securities laws against the company and its non-U.S. resident directors and senior officers.

All of our directors and senior officers are non-residents of the United States. Our Director Cheung Yat Kit, as well as our Chief Executive Officer, Chief Financial Officer, and Director Huang Pin Lung, reside in Hong Kong .Consequently, it may be difficult for investors to effect service of process on any of them in the United States and to enforce judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws. Since all our assets are located in Hong Kong it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

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If we fail to attract and retain highly skilled IT professionals, we may not have the necessary resources to properly staff projects, and failure to successfully compete for such IT professionals could materially adversely affect our ability to provide high quality services to our clients.

Our success depends largely on the contributions of our IT professionals and our ability to attract and retain qualified IT professionals. Competition for IT professionals in the markets in which we operate can be intense and, accordingly, we may not be able to retain or hire all of the IT professionals necessary to meet our ongoing and future business needs. Any reductions in headcount for economic or business reasons, however temporary, could negatively affect our reputation as an employer and our ability to hire IT professionals to meet our business requirements.

A significant increase in the attrition rate among IT professionals with specialized skills could decrease our operating efficiency and productivity and could lead to a decline in demand for our services. The competition for highly-skilled IT professionals may require us to increase salaries, and we may be unable to pass on these increased costs to our clients.

In addition, our ability to obtain and maintain future business will depend, in large part, on our ability to attract, train and retain skilled IT professionals, including experienced management IT professionals, which enables us to keep pace with growing demands for outsourcing, evolving industry standards and changing client preferences. If we are unable to attract and retain the highly-skilled IT professionals we need, we may have to forgo future projects for lack of resources or be unable to staff projects optimally. Our failure to attract, train and retain IT professionals with the qualifications necessary to fulfill the needs of our future clients or to assimilate new IT professionals successfully could materially adversely affect our ability to provide high quality services to our clients.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees. We currently do not maintain key man life insurance for any of the senior members of our management team or other key personnel. If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If any of our senior executives or key personnel joins a competitor or forms a competing company, we may lose clients, suppliers, know-how and key IT professionals and staff members to them. Also, if any of our business development managers, who generally keep a close relationship with our clients, joins a competitor or forms a competing company, we may lose clients, and our revenues may be materially adversely affected. Additionally, there could be unauthorized disclosure or use of our technical knowledge, practices or procedures by such personnel. If any dispute arises between our senior executives or key personnel and us, any non-competition, non-solicitation and non-disclosure agreements we have with our senior executives or key personnel might not provide effective protection to us.

We operate in a competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

IT and managerial support is a highly competitive industry, and we face competition from numerous companies that offer similar services to our own. If we are not able to compete effectively with our competitors, we may not be able to attract new business or retain any business we do acquire in the future. It is imperative that we make every attempt to remain at the forefront of our industry and offer high quality service to ensure that we remain viable going into the future. A competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are a small company and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

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We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

● Demand for managerial and IT support services;

● Our ability to retain existing customers or encourage repeat purchases;

● General economic conditions;

● Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors

Our future success is dependent, in part, on the performance and continued service of Huang Pin Lung, our President CEO, CFO and Director. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Huang Pin Lung, our President, CEO, CFO and Director. We currently do not have an employment agreement with Mr. Huang. The loss of his services would delay our business operations substantially.

Our future success is dependent on our implementation of our business plan. We have many significant steps still to take.

Our success will depend in large part in our success in achieving several important steps in the implementation of our business plan, including the following: development of clients, marketing our managerial and IT support services, implementing order processing and customer service capabilities, and management of the business processes. If we are not successful, we will not be able to fully implement or expand our business plan.

If we cannot effectively increase and enhance our sales and marketing capabilities, we may not be able to increase our revenues.

We need to develop our sales and marketing capabilities to support our commercialization efforts. If we fail to develop our marketing and sales force, we may not be able to enter new or existing markets. Failure to recruit, train and retain new sales personnel, or the inability of our new sales personnel to effectively market and sell our products, could impair our ability to gain market acceptance of our products.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

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-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

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We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officer and directors have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our Officer and Directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our President, CEO, CFO and Director Huang Pin Lung and Members of the Board of Directors Cheung Yat Kit and Yap Cheng Wah lack experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an Officer and or Director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our Officer’s and Directors’ ultimate lack of experience with publicly-traded companies and their reporting requirements in general.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

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We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our current stockholders.

Our Certificate of Incorporation authorizes the issuance of 600,000,000 shares of common stock, of which 29,018,750 shares are issued and outstanding as of August 15, 2017. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval.

Our preferred Stock will not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

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State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Our shareholders can only resell securities through reliance on Rule 144 (i), should it be available, or registration under Section 5 of the Securities Act of 1933, Section 4(1).

The securities sold in this offering can only be resold through registration under Section 5 of the Securities Act of 1933, through the exemption from registration under Section 4(1) for non-affiliates (if available) or by meeting the conditions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, because we have nominal assets, we are still considered a “shell company” pursuant to Rule 144 and as such, sales of our securities pursuant to Rule 144 are not able to be made until we have ceased to be a “shell company” and we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC has been filed with the Commission reflecting the Company’s status as a non-”shell company.” Because none of our non-registered securities can be sold pursuant to Rule 144, until one year after filing Form 10 like information with the SEC any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until 12 months after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.

Alternatively to reliance on Rule 144, our shares can only be sold by non-affiliates should they be registered per Section 5 of the Securities Act of 1933, Section 4(1).

As a result of the above restrictions when reselling our shares, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

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Item 2. Financial Information.

The following discussion of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and the notes to those financial statements appearing elsewhere in this Form 10.

Certain statements in this Form 10 constitute forward-looking statements. These forward-looking statements include statements, which involve risks and uncertainties, regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategy, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for, and use of, working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plan,” “potential,” “project,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend,” or the negative of these words or other variations on these words or comparable terminology. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Overview

Gushen, Inc. (the “Company”) was incorporated on March 9, 2015 in the state of Nevada. The Company is a development stage company with nominal operations. The principal activities of the Company is the provision of managerial assistance services including administrative and IT support services for small and medium enterprises (“SMEs”) in their early stage of operations through its subsidiary, Gushen Holding Limited, which is incorporated in the Republic of Seychelles. The Company attempts to assist the SMEs which are recently established and at an early stage of operations, but will not participate in board of the SMEs or making business decision. The primary purpose behind focusing on providing services to companies at this early stage of development will be for the Company to establish and nurture long-term relationships with clients during their growth and development.

As of April 30, 2017 and April 30, 2016, our accumulated deficits were $68,245 and $34,505 respectively. Our stockholders’ equity were $48,605 and $82,345 respectively. We have not generated any revenue this year. Our losses were principally attributed to general and administrative expenses such as audit and review fees, filing fees.

Results of Operations

For the year ended April 30, 2017 compared with the year ended April 30, 2016

Revenues

The Company has not generated any revenue of $NIL for the year ended April 30, 2017 as compared to revenue of $3,800 for the year ended April 30, 2016. The revenue in 2016 mainly represented the provision of IT consulting and support service based upon the customer’s specifications.

General and Administrative Expenses

General and administrative expenses for the year ended April 30, 2017 amounted to $33,740 as compared to $34,304 for the year ended April 30, 2016, a slight decrease of $564. The expenses for the year ended April 30, 2017 and 2016 were primarily consisted of audit and review fees, filing fees, and professional fees.

Net Loss

The net loss for the year was $33,740 for the year ended April 30, 2017 as compared to $32,304 for the year ended April 30, 2016. The net loss mainly derived from the general and administrative expenses incurred. Furthermore, the reason for the loss was due to no revenue being generated.

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Liquidity and Capital Resources

As of April 30, 2017 we had working capital surplus of $48,605 consisting of cash and cash equivalents of $3,212 as compared to working capital of $82,345 with cash and cash equivalents of $1,500,410 respectively as of April 30, 2016.

Net cash used in operating activities for the year ended April 30, 2017 was $31,240 as compared to net cash used in operating activities of $22,504 for the year ended April 30, 2016. The net cash used in operating activities for the year ended April 30, 2017 and 2016 were mainly for audit and review fees, filing fees, professional fees, and general expenses.

There were no investing activities for the year ended April 30, 2017 and 2016 and hence net cash of investing activities for the year ended April 30, 2017 and 2016 were $NIL.

Net cash used in financing activities for the year ended April 30, 2017 was $1,465,958 as compared to net cash provided by financing activities $1,463,265 for the year ended April 30, 2016. The net cash used in financing activities for the year ended April 30, 2017 were mainly attributed from advances to a director. The net cash provided by financing activities for the year ended April 30, 2016 were mainly attributed from advances from a director and proceeds from initial public offering.

The revenues, if any, generated from our current business operations alone may not be sufficient to fund our operations or planned growth. We will likely require additional capital to continue to operate our business, and to further expand our business. Sources of additional capital through various financing transactions or arrangements with third parties may include equity or debt financing, bank loans or revolving credit facilities. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. Our inability to raise additional funds when required may have a negative impact on our operations, business development and financial results.

Critical Accounting Policies and Estimates

Use of estimates

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets, and revenues and expenses during the periods reported. Actual results may differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Revenue recognition

In accordance with the Accounting Standard Codification Topic 605 “Revenue Recognition” (“ASC 605”), the Company recognizes revenue when the following four criteria are met: (1) delivery has occurred or services rendered; (2) persuasive evidence of an arrangement exists; (3) there are no continuing obligations to the customer; and (4) the collection of related accounts receivable is probable.

Revenue is measured at the fair value of the consideration received or receivable, net of discounts and taxes applicable to the revenue.

The Company derives its revenue from provision of IT consulting and support service based upon the customer’s specifications. The services are billed either on a fixed-fee basis or on a time-and-material basis. Generally, the Company recognizes revenue when services are performed and accepted by the customers.

Cost of revenues

Cost of revenues represented the purchase costs of computer hardware for re-sale to customer.

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Income taxes

The provision of income taxes is determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company did not have any unrecognized tax positions or benefits and there was no effect on the financial conditions or results of operations for the year ended April 30, 2017 and 2016. The Company and its subsidiary are subject to local and various foreign tax jurisdictions. The Company’s tax returns remain open subject to examination by major tax jurisdictions.

Net loss per share

The Company calculates net loss per share in accordance with ASC Topic 260 “Earnings per share”. Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollars (“US$”). The Company’s subsidiary in Seychelles maintains its books and record in Hong Kong Dollars (“HK$”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from HK$ into US$1 has been made at the following exchange rates for the respective periods:

	As of and for the year ended April 30, 2017	As of and for the year ended April 30, 2016

Year-end / average HK$ : US$1 exchange rate	7.75	7.75

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Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, accounts payable and accrued liabilities, and amount due to a director approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of such any pronouncements may be expected to cause a material impact on its financial condition or the results of its operations, as follow:

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early adoption is not permitted. In August 2016, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact of the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations

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Off Balance Sheet Arrangements

As of April 30, 2017, we have no significant off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Item 3. Properties.

Our principal executive office is located at The Troika, Lot 202 Level 2, Tower B, 19 Persiaran KLCC, The Troika, 50450 Kuala Lumpur, Malaysia.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of April 30, 2017 certain information with regard to the record and beneficial ownership of the Company’s common stock by (i) each person known to the Company to be the record or beneficial owner of more than 5% of the Company’s common stock, (ii) each director of the Company, (iii) each of the named executive officers, and (iv) all executive officers and directors of the Company as a group:

Title of Class	Name and Address of Shareholders	Amount and Nature of Shareholders Ownership	Percent of Class

Common Stock	Cheung Yat Kit (i), (ii) The Troika, Lot 202 Level 2, Tower B, 19 Persiaran KLCC, The Troika, 50450 Kuala Lumpur, Malaysia	10,500,000	36.18%

Common Stock	Huang Pin Lung (i), (ii), (iii) The Troika, Lot 202 Level 2, Tower B, 19 Persiaran KLCC, The Troika, 50450 Kuala Lumpur, Malaysia	9,000,000	31.01%

Common Stock	Yap Cheng Wah (ii), (iii) The Troika, Lot 202 Level 2, Tower B, 19 Persiaran KLCC, The Troika, 50450 Kuala Lumpur, Malaysia	0	0%

Common Stock	All of the officers and directors as a group (iv)	19,500,000	67.19%

Common Stock	Cheung Ying Kit (i) The Troika, Lot 202 Level 2, Tower B, 19 Persiaran KLCC, The Troika, 50450 Kuala Lumpur, Malaysia	9,000,000	31.01%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table. In determining the percent of common stock owned by a person or entity as of the date of this Report, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on as of the date of this Form 10 (29,018,750 shares), and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the derivative securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2)	Based on the total issued and outstanding shares of 29,018,750 as of the date of this Annual Report.

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Item 5. Directors and Executive Officers.

Our executive officer’s and director’s and their respective ages as of the date hereof are as follows:

NAME	AGE	POSITION
Huang Pin Lung	41	President, Chief Executive Officer, Chief Financial Officer, Director
Cheung Yat Kit	32	Director
Yap Cheng Wah	42	Chief Operating Officer, Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Huang Pin Lung, President, Chief Executive Officer, Chief Financial Officer, Director

Mr. Huang Pin Lung graduated from Taiwan Yung Ta Institute of Technology & Commerce with a major in Electronic Study. After his graduation in 1994, Mr. Huang worked at QiSheng Enterprise Company, a small firm in Taiwan trading in stationary and toy products, for 6 years. Mr. Huang was responsible for offering the company’s products at wholesale to school and colleges. During the period spanning from 2002 to 2013, Mr. Huang served as president at Di Wei International Business Limited, a Taiwan firm focusing on wholesale businesses and internet marketing. These businesses specialized in household products, cosmetics, groceries, etc. During his tenure at Di Wei, Mr. Huang and his teams developed and promoted a new brand marketing concept- MT&GO, which combined the concepts of marketing and capitalization. This concept allows franchisees to access all sales channels of the Franchiser Company, using minimal franchising costs to maximize their return and minimize their risk. Starting from 2013 to present, Mr. Huang has been serving as director of Gushen Investment Management Limited, a Hong Kong based limited liability company which focuses on investment and consultancy services. The firm is cooperating with MIG Bank Asset Manager and overseas brokers on their investment side, while assisting corporations with marketing planning and asset allocation. Since April 17, 2015, Mr. Huang has been serving in Gushen Inc. as a member of the Board of Directors, President, Chief Executive Officer, and also Chief Financial Officer.

Cheung Yat Kit, Director

Mr. Cheung Yat Kit graduated from Hong Kong Institute of Vocation Education with a diploma in Construction. Mr. Cheung started his career in a trading firm. From 2005 to 2008, he worked at Standard International (HK) Limited, which is an international trade company operating in Hong Kong. Mr. Cheung entered as a project coordinator and got promoted to project manager before his exit. Starting in 2009 Mr. Cheung served as project manager at First Asia Land Investment Limited. First Asia Land Investment Limited is a Land Acquisition Agency with deep roots embedded in the construction industry within the New Territories area, one of the regions in Hong Kong. Mr. Cheung was involved in the property related businesses including acquisition, development, management, consulting, and investing. From 2013 to the present, Mr. Cheung has been serving as director and district manager of Gushen Investment Management Limited, a Hong Kong based limited liability company which focuses on investment and consultancy services. Mr. Cheung is responsible for the operations in Hong Kong. Since March 9, 2015, Cheung Yat Kit has been serving in Gushen Inc. as a member of the Board of Directors.

Yap Cheng Wah, Chief Operating Officer, Director

Mr. Yap Cheng Wah has 20 years of experience in Property Industry, not only in Malaysia, also exposure to foreign countries like China, Hong Kong, Taiwan, and others. Mr. Yap was graduated from Bradford University of United Kingdom, major in Business Administration, and Yap’s family is running their own family business in Property Development & Construction line, Fock Wah Development. This is the reason why Mr. Yap is so enthusiast about Property Market, and with his knowledge and experience learn in the University, he always involve himself in the family business projects, contributing ideas and aspects. But because of family business has had running more than 40 years in his hometown, Kuantan, and others siblings are running the operation, Mr Yap decided to explore to the City, Kuala Lumpur. Mr. Yap started his first career job, beyond his family business after 6 years, in Goldmine Properties, a Malaysia company specialized in real estate and properties development. Mr. Yap acted as a Manager and responsible for marketing in Malaysia and Oversea property. After gaining experiences & exploration in this company for almost 4 years, Mr. Yap has formed up his own business, Bildan Marketing Management, which specializes in his favourite industry, property real estate, property development consultancy, oversea property marketing, property investment, and some other trading business. Mr. Yap served as Director of Bildan Marketing Management. And in year 2012, he has formed another new company, Urban 21, which specializes in the same industry as with Bildan Marketing Management. Urban 21 is expansion of Bildan Marketing Management. Until now, Mr. Yap is serving as Director of Urban 21. Since February 17, 2017 Yap Cheng Wah has been serving in Gushen Inc. as a member of the Board of Directors.

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Item 6. Executive Compensation.

The following table sets forth information concerning the compensation of our Chief Executive Officer, and the executive officers who served at the end of the year April 30, 2017, for services rendered in all capacities to us.

Summary Compensation Table
Name and Principle Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Cheung Yat Kit, Director of the Company (1)	For the year ended April 30, 2017	-	-	-	-	-	-	-	-
	For the year ended April 30, 2016	-	-	-	-	-	-	-	-

Huang Pin Lung, President, CEO, and Director of the Company(2)	For the year ended April 30, 2017	-	-	-	-	-	-	-	-
	For the year ended April 30, 2016	-	-	-	-	-	-	-	-

Yap Cheng Wah, COO and Director of the Company(3)	For the year ended April 30, 2017	-	-	-	-	-	-	-	-
	For the year ended April 30, 2016	-	-	-	-	-	-	-	-

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(1)	Mr. Cheung Yat Kit has been our director since Inception.

(2)	Mr. Huang Pin Lung has been our president, chief executive officer, chief financial officer and a director since April 17, 2015

(3)	Mr. Yap Cheng Wah has been our chief operating officer and a director since February 17, 2017

Narrative Disclosure to Summary Compensation Table

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors from time to time. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Compensation of Directors

The table below summarizes all compensation of our directors as of April 30, 2017.

Compensation of Directors
Name and Principle Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Cheung Yat Kit, Director of the Company (1)	For the year ended April 30, 2017	-	-	-	-	-	-	-	-
	For the year ended April 30, 2016	-	-	-	-	-	-	-	-

Huang Pin Lung President, CEO, and Director of the Company (2)	For the year ended April 30, 2017	-	-	-	-	-	-	-	-
	For the year ended April 30, 2016	-	-	-	-	-	-	-	-

Yap Cheng Wah, COO and Director of the Company(3)	For the year ended April 30, 2017	-	-	-	-	-	-	-	-
	For the year ended April 30, 2016	-	-	-	-	-	-	-	-

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(1)	Mr. Cheung Yat Kit has been our director since Inception.

(2)	Mr. Huang Pin Lung has been our president, chief executive officer, chief financial officer and a director since April 17, 2015

(3)	Mr. Yap Cheng Wah has been our chief operating officer and a director since February 17, 2017

We do not pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

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Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Other than as described below, there have been no other transactions since March 9, 2015 (inception), or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which any current or former director of officer of the Company, any 5% or greater shareholder of the Company or any member of the immediate family of any such persons had, or will have, a direct or indirect material interest other than as disclosed below

Mr Cheung Yat Kit, our Director, is the brother of Mr Cheung Ying Kit, one of our shareholders.

On March 9, 2015 Cheung Yat Kit was appointed as a member of our Board of Directors. Also on March 9, 2015 Mr. Cheung purchased 100,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $10.00 proceeds went directly to the Company.

On April 17, 2015 Huang Pin Lung was appointed as a member of our Board of Directors, Chief Executive Officer, and also Chief Financial Officer. Also on April 17, 2015 Mr. Huang purchased 9,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $900.00 in proceeds went directly to the Company.

On April 27, 2015 we “Gushen, Inc.” purchased 100% of the common stock of what is now our wholly owned subsidiary, Gushen Holding, Limited. The consideration that we paid was in the amount of $1.00. Gushen Holding, Limited is now our wholly owned subsidiary which shares our exact business plan of which we operate through exclusively at this time.

On April 28, 2015 Cheung Yat Kit purchased an additional 1,400,000 shares of restricted common stock each with a par value of $.0001 per share, from the Company. The $140.00 in proceeds went directly to the Company.

On April 28, 2015 Hsu Shih Chien and Cheung Ying Kit each purchased 9,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $1,800 in proceeds went directly to the Company.

We claim an exemption from registration afforded by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended (“Regulation S”) for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

21

Director Independence

Our board of directors is currently composed of two members, neither of whom qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Item 8. Legal Proceedings.

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. There are currently no pending legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Our common stock is currently quoted on the OTC Pink under the trading symbol “GSHN”. Our common stock did not trade prior to January 19, 2017.

Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Fiscal Year 2017	High Bid		Low Bid
First Quarter	$	N/A	$	N/A
Second Quarter	$	N/A	$	N/A
Third Quarter		$1.00		$0.01
Fourth Quarter		$1.75		$1.00

Holders

As of April 30, 2017, we had 29,018,750 shares of our Common Stock par value, $.0001 issued and outstanding. There were 48 beneficial owners of our Common Stock.

Transfer Agent and Registrar

The transfer agent for our capital stock is Globex Transfer, LLC, with an address at 780 Deltona Blvd., Suite 202 Deltona, FL 32725 and telephone number is +1 (813) 344-4490.

22

Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit the investors’ ability to buy and sell our stock.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.

Equity Compensation Plan Information

Currently, there is no equity compensation plan in place.

Unregistered Sales of Equity Securities

There are no unregistered sales of equity securities during the fiscal year ended April 30, 2017.

Purchases of Equity Securities by the Registrant and Affiliated Purchasers

We have not repurchased any shares of our common stock during the fiscal year ended April 30, 2017.

Item 10. Recent Sales of Unregistered Securities.

None.

23

Item 11. Description of Registrant’s Securities to Be Registered.

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 29,018,750 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Voting Rights

Each share of stock shall entitle the holder thereof to one vote. At each meeting of the stockholders, each stockholder entitled to vote thereat may vote in person or by proxy duly appointed by an instrument in writing subscribed by such stockholder. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the Nevada Revised Statutes prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the articles of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

Common Stock

As of the date of this report we have 29,018,750 shares of common stock issued and outstanding.

Preferred Stock

None issued and outstanding.

Options and Warrants

None.

Convertible Notes

None.

Item 12. Indemnification of Directors and Officers.

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

24

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 13. Financial Statements and Supplementary Data.

Our financial statements, notes thereto and the related independent registered accounting firm’s report are set forth immediately following the signature page to this registration statement beginning at page F-1 and are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

See “Index to Financial Statements” set forth on page F-1.

(b) Exhibits

The following exhibits are filed herewith unless otherwise indicated:

The following exhibits are filed or “furnished” herewith:

3.1	Articles of Incorporation**

3.2	Bylaws**

10.1	Asset Purchase Agreement, dated as of April 27, 2017, between Gushen Credit Limited and Greenpro Resources Limited***

* Previously filed as an exhibit to the Company’s Form S-1 Amendment No. 2registration statement filed with the SEC on July 23, 2015

** Previously filed as an exhibit to the Company’s Form 8-K/A filed with the SEC on July 25, 2017

25

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GUSHEN INC.
(Registrant)

Date: August 15, 2017	By:	/s/ Huang Pin Lung
	Name:	Huang Pin Lung
	Title:	Chief Executive Officer, President, Secretary, Treasurer, Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

Date: August 15, 2017	By:	/s/ Cheung Yat Kit
	Name:	Cheung Yat Kit
	Title:	Director

Date: August 15, 2017	By:	/s/ Yap Cheng Wah
	Name:	Yap Cheng Wah
	Title:	Chief Operating Officer, Director

FINANCIAL STATEMENTS

F-1

WELD ASIA ASSOCIATES

(AF2026)

(Registered with US PCAOB and Malaysia MIA)

Block C-3-2, Megan Avenue 1,

189, off Jalan Tun Razak, 50400 Kuala Lumpur, Malaysia.

T       : (603) 2171 2928; (603) 2181 8258

E       : info@weldaudit.com

W       : www.weldaudit.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

GUSHEN, INC.

We have audited the accompanying consolidated balance sheets of GUSHEN, INC. and its subsidiary (the “Company”) as of April 30, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended April 30, 2017 and 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 30, 2017 and 2016, and the result of its operations and cash flows for the years ended April 30, 2017 and 2016, in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s losses from operations and no operation raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As per disclosed in Note 3 to the consolidated financial statements, there is an amount due from a Director amounting to $57,693, the advances have contravened the Section 402 (A) of the Sarbanes-Oxley Act of 2002, Prohibition On Personal Loans to Executives.

/s/ WELD ASIA ASSOCIATES
WELD ASIA ASSOCIATES

Date: August 14, 2017 Kuala Lumpur, Malaysia

F-2

GUSHEN, INC.

CONSOLIDATED BALANCE SHEETS

AS OF APRIL 30, 2017 AND 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of April 30,
	2017	2016

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,212	$1,500,410
Amount due from a director	57,693	-
TOTAL ASSETS	$60,905	$1,500,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$12,300	9,800
Amount due to a director	-	1,408,265
TOTAL LIABILITIES	12,300	1,418,065

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock , $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding
Common stock , $ 0.0001 par value; 600,000,000 shares authorized; 29,018,750 and 28,930,000 shares issued and outstanding as of April 30, 2017 and 2016, respectively	2,902	2,902
Additional paid-in capital	113,948	113,948
Accumulated deficit	(68,245)	(34,505)
TOTAL STOCKHOLDERS’ EQUITY	$48,605	$82,345

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$60,905	$1,500,410

See accompanying notes to consolidated financial statements.

F-3

GUSHEN, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED APRIL 30, 2017 AND 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the year ended April 30, 2017	For the year ended April 30, 2016

REVENUE	$-	$3,800

COST OF REVENUE	-	(1,800)

GROSS PROFIT	-	2,000

OPERATING EXPENSES:
General and administrative	(33,740)	(34,304)

LOSS BEFORE INCOME TAX	(33,740)	(32,304)

Income tax expense	-	-

NET LOSS	(33,740)	(32,304)

Net loss per share - Basic and diluted:	$(0.00)	$(0.00)

Weighted average common shares outstanding - Basic and diluted	29,018,750	28,959,888

See accompanying notes to consolidated financial statements.

F-4

GUSHEN, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED APRIL 30, 2017 AND 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL EQUITY
	No. of shares	Amount
Balance as of March 9, 2015 (date of inception)	-	$-	$-	$-	$-
Shares issued to founder members	28,500,000	2,850	-	-	2,850
Shares issued in private placement at $0.10 per share	430,000	43	42,957	-	43,000
Net loss for the period	-	-	-	(2,201)	(2,201)
Balance as of April 30, 2015	28,930,000	$2,893	$42,957	$(2,201)	$43,649
Shares issued in IPO at $0.80 per share	88,750	9	70,991	-	71,000
Net loss for the year	-	-	-	(32,304)	(32,304)
Balance as of April 30, 2016	29,018,750	2,902	113,948	(34,505)	82,345
Net loss for the year	-	-	-	(33,740)	(33,740)
Balance as of April 30, 2017	29,018,750	2,902	113,948	(68,245)	48,605

See accompanying notes to consolidated financial statements.

F-5

GUSHEN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED APRIL 30, 2017 AND 2016

(Currency expressed in United States Dollars (“US$”))

	For the year ended April 30, 2017	For the period ended April 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(33,740)	$(32,304)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	2,500	9,800

Net cash used in operating activities	(31,240)	(22,504)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances (to)/from a director	(1,465,958)	1,392,265
Proceeds from initial public offering	-	71,000

Net cash (used in)/provided by financing activities	(1,465,958)	1,463,265

Net changes in cash and cash equivalents	(1,497,198)	1,440,761
Cash and cash equivalents, beginning of year	1,500,410	59,649
CASH AND CASH EQUIVALENTS, END OF YEAR	$3,212	$1,500,410

SUPPLEMENTAL CASH FLOWS INFORMATION
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

See accompanying notes to consolidated financial statements.

F-6

GUSHEN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED APRIL 30, 2017 AND 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.	ORGANIZATION AND BUSINESS BACKGROUND

Gushen, Inc. (the “Company”) was incorporated on March 9, 2015 in the state of Nevada. The Company is a development stage company with nominal operations. The principal activity of the Company is the provision of managerial assistance services including administrative and IT support services for small and medium enterprises (“SMEs”) in their early stage of operations through its subsidiary, Gushen Holding Limited, which incorporated in the Republic of Seychelles. The Company attempts to assist the SMEs which are recently established and at an early stage of operations, but will not participate in the board of the SMEs or making business decision. The primary purpose behind focusing on providing services to companies at this early stage of development will be for the Company to establish and nurture long-term relationships with clients during their growth and development.

Gushen, Inc. and its subsidiary are hereinafter referred to as the “Company”.

Going Concern

These financial statements have been prepared on a going concern basis. The Company has incurred accumulated losses amounting of $68,245 at April 30, 2017 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continues as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement of its Common Stock or further director loans as needed. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Basis of consolidation

The consolidated financial statements include the financial statements of Gushen, Inc. and its subsidiary. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

Use of estimates

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets, and revenues and expenses during the periods reported. Actual results may differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Revenue recognition

In accordance with the Accounting Standard Codification Topic 605 “Revenue Recognition” (“ASC 605”), the Company recognizes revenue when the following four criteria are met: (1) delivery has occurred or services rendered; (2) persuasive evidence of an arrangement exists; (3) there are no continuing obligations to the customer; and (4) the collection of related accounts receivable is probable.

Revenue is measured at the fair value of the consideration received or receivable, net of discounts and taxes applicable to the revenue.

The Company derives its revenue from provision of IT consulting and support service based upon the customer’s specifications. The services are billed either on a fixed-fee basis or on a time-and-material basis. Generally, the Company recognizes revenue when services are performed and accepted by the customers.

F-7

GUSHEN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED APRIL 30, 2017 AND 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Cost of revenues

Cost of revenues represented the purchase costs of computer hardware for re-sale to customer.

Income taxes

The provision of income taxes is determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company did not have any unrecognized tax positions or benefits and there was no effect on the financial conditions or results of operations for the year ended April 30, 2017 and 2016. The Company and its subsidiary are subject to local and various foreign tax jurisdictions. The Company’s tax returns remain open subject to examination by major tax jurisdictions.

Net loss per share

The Company calculates net loss per share in accordance with ASC Topic 260 “Earnings per share”. Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollars (“US$”). The Company’s subsidiary in Seychelles maintains its books and record in Hong Kong Dollars (“HK$”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

F-8

GUSHEN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED APRIL 30, 2017 AND 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Translation of amounts from HK$ into US$1 has been made at the following exchange rates for the respective periods:

	As of and for the year ended April 30, 2017	As of and for the year ended April 30, 2016

Year-end / average HK$ : US$1 exchange rate	7.75	7.75

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, accounts payable and accrued liabilities, and amount due to a director approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of such any pronouncements may be expected to cause a material impact on its financial condition or the results of its operations, as follow:

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early adoption is not permitted. In August 2016, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact of the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

F-9

GUSHEN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED APRIL 30, 2017 AND 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations

3.	AMOUNT DUE FROM A DIRECTOR

As of April 30, 2017, the Company advanced to a director of the Company $57,693, which is unsecured, interest-free with no fixed repayment term. The director expected to repay the amount by the end of Second quarter.

4.	AMOUNT DUE TO A DIRECTOR

As of April 30, 2016, a director of the Company advanced $1,408,265 to the Company, which is unsecured, interest-free with no fixed repayment term, for working capital purpose. Imputed interest is considered insignificant.

5.	INCOME TAXES

For year ended April 30, 2017 and 2016, the local (United States) and foreign components of (loss) income before income taxes were comprised of the following:

	For the year ended April 30, 2017	For the year ended April 30, 2016

Tax jurisdictions from:
- Local	$(33,340)	$(32,996)
- Foreign, representing
Seychelles	(400)	692

Loss before income tax	$(33,740)	$(32,304)

The provision for income taxes consisted of the following:

	For the year ended April 30, 2017	For the year ended April 30, 2016

Current:
- Local	$-	$-
- Foreign	-	-

Deferred:
- Local	-	-
- Foreign	-	-

Income tax expense	$-	$-

F-10

GUSHEN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED APRIL 30, 2017 AND 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company and its subsidiary that operate in various countries: United States and Seychelles that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

Gushen, Inc. is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of April 30, 2017, the operations in the United States of America incurred $67,115 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2037, if unutilized. The Company has provided for a full valuation allowance of $23,490 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Seychelles

Under the current laws of the Republic of Seychelles (“Seychelles”), Gushen Holding Limited is registered as an international business company which governs by the International Business Companies Act of Seychelles. A company is subject to Seychelles income tax if it does business in Seychelles. A company that incorporated in Seychelles, but does not do business in Seychelles, is not subject to income tax there. Gushen Holding Limited did not do business in Seychelles for the year ended April 30, 2017, and it does not intend to do business in Seychelles in the future. For the year ended April 30, 2017 and 2016, Gushen Holding Limited had a net operating loss of $400 and a net operating income of $692, respectively.

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $23,490 as of April 30, 2017. During the year ended April 30, 2017, the valuation allowance increased by $11,669, primarily relating to net operating loss carryforwards from the various tax regime.

6.	STOCKHOLDERS’ EQUITY

For the year ended April 30, 2016, the Company issued an aggregate of 88,750 shares of its Common Stock at $0.80 per share, for aggregate gross proceeds of $71,000, for initial public offering.

As of April 30, 2017 and 2016, the Company had a total of 29,018,750 and 28,930,000 shares of its common stock issued and outstanding. There are no shares of preferred stock issued and outstanding.

7.	CONCENTRATIONS OF RISKS

(a) Major customers

For the year ended April 30, 2017, there was no customer who accounted for 10% or more of the Company’s revenues with no accounts receivable balance at year-end.

For the year ended April 30, 2016, there was one customer who accounted for 100% of the Company’s revenues with no accounts receivable balance at year-end.

F-11

GUSHEN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED APRIL 30, 2017 AND 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(b) Major vendors

For the year ended April 30, 2017, there was no vendor who accounted for 10% or more of the Company’s cost of revenues with no accounts payable balance at year-end.

For the year ended April 30, 2016, there was one vendor who accounted for 100% of the Company’s cost of revenues with accounts payable balance of $1,800 at year-end.

8.	COMMITMENTS AND CONTINGENCIES

For the year ended April 30, 2017 and 2016, the Company utilized office space of a director and stockholder at no charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein.

9.	INVESTMENT AND DIVESTMENT

On August 5, 2016, the Company acquired a Hong Kong company, namely Gushen Credit Limited, with a money lender license registered according to Cap163 Money Lenders Ordinance of Hong Kong. Due to the keen competition and high rental expense in Hong Kong, on April 27, 2017, the Company decided to dispose the asset for a consideration of $105,000 and ceased the business in Hong Kong.

On April 28, 2017, the Company, through its subsidiary Gushen Holding Limited, sold two (2) ordinary shares of Gushen Credit Limited to a third party, representing 100% of ownership. The Company, with effect from April 28, 2017, ceased to carry on money lending business in Hong Kong.

10.	SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after April 30, 2017 up through the date the Company issued the audited consolidated financial statements. During the period, there was no subsequent event that required recognition or disclosure.

F-12